                                                                   EXHIBIT 10.16

     NEITHER THIS WARRANT NOR THE UNDERLYING COMMON STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT WITHOUT THE HOLDER HEREOF DELIVERING TO THE ISSUER AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                       INTERLINK COMPUTER SCIENCES, INC.

                         COMMON STOCK PURCHASE WARRANT


                                                Issuance Date: December 15, 1993

                                                   Void After: December 15, 1998


     1.   Number and Price of Shares Subject to Warrant.  Subject to the terms
          ---------------------------------------------
and conditions of this Warrant, Menlo Ventures IV, L.P. (the "Holder"), whose address is 3000 Sand Hill Road, Bldg. 4, Ste. 100, Menlo Park, California 94025 (fax no. (415) 854-7059), shall be entitled to purchase from Interlink Computer Sciences Inc., a California corporation (the "Company"), up to Thirty-one Thousand Six Hundred Sixty-Seven (31,667) fully paid and non-assessable shares of the Company's Common Stock (the "Shares"), at an exercise price of $0.45 per share (which number of Shares and purchase price are subject to adjustment as described below). The purchase price of one share of Common Stock payable from time to time upon the exercise of this Warrant (whether such price be the price specified above or an adjusted price determined as hereinafter provided) is referred to herein as the "Exercise Price."

     2.   Expiration Date.   This Warrant shall expire on the earlier to occur
          ---------------
of (i) December 15, 1998; (ii) the closing of an initial public offering of shares of the Company's Common Stock provided that (a) the per share initial public offering price is equal to or greater than the minimum per share price necessary to include the Company's Common Stock on the NASDAQ National Market System as in effect at the time of the public offering and (b) that the gross proceeds to the Company from the offering (before deduction of underwriting discounts and commissions and expenses of the offering) are at least $10 million; or (iii) the closing of a merger or reorganization of the Company unless the pre-merger/reorganization holders of the Company's voting securities own, immediately following such merger or reorganization, at least a majority of the outstanding voting securities of the Company or its successor, it being understood that the Holder shall have the opportunity, by giving conditional notice of exercise, to exercise this Warrant concurrent with the closing of a transaction described in this clause (iii). The earlier to occur of such dates is referred to herein as the "Expiration Date."

     3.   Exercise of warrant.
          -------------------

          (a) This Warrant may be exercised by Holder in whole or in part at any time prior to the Expiration Date by the surrender of this Warrant together with a completed and signed Notice of Exercise and payment in full of the Exercise Price as to the shares being purchased at the principal office of the Company. Payment of the Exercise Price shall be made by cash, by bank or certified check or, in lieu of exercising this Warrant for cash or check, Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) in which event the Company shall issue to Holder a number of Shares computed using the following formula:

                                  X = Y(A-B)
                                      ------
                                        A

Where:    X =  The number or Shares to be issued to Holder:

          Y = The gross number of Shares purchasable under this Warrant or, in the event of a partial exercise, the gross number of shares as to which this Warrant is being exercised;

          A =  The fair market value of one Share; and

          B =  Exercise Price (as adjusted to the date of such calculations).

               For purposes of this Section, fair market value of the Company's Common Stock shall mean the average of the closing bid and asked prices of the Company's Common Stock quoted in the Over-The-Counter Market Summary, or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street
                                                                ---------------
Journal for the ten trading days prior to the date of determination of fair
- -------
market value. If the Common Stock is not traded Over-The-Counter or on an exchange, the fair market value shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as such price shall be agreed by the Company and the Holder.

          (b) The Company shall, within ten (10) days after exercise of this Warrant, prepare a certificate for the shares of Common Stock purchased in the name of the Holder of this Warrant, or as such Holder may direct (subject to the restrictions upon transfer contained herein and upon payment by such holder hereof of any applicable transfer taxes). Shares issuable upon exercise hereof shall be deemed issued on the date on which the Notice of Exercise, together with payment of the Exercise Price of the Shares purchased (if applicable) are delivered to the Company notwithstanding any delay in issuing certificates therefor.

          (c) Upon partial exercise hereof, a new warrant or warrants containing the same date and provisions as this Warrant shall be issued by the Company to the registered holder for the number of Shares with respect to which this Warrant shall not have been exercised.

     4.   Adjustments.
          -----------

          (a)  Adjustments for Combinations or Subdivisions of Common Stock.
               ------------------------------------------------------------
In the event the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common
Stock, then the Exercise Price in effect and the number of Shares subject to this Warrant immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

          (b)  Adjustments for Reorganizations, Mergers. Etc.  In case of any
               ---------------------------------------------
reorganization or any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another entity or entities, or the conveyance of all or substantially all of the assets of the Company to another corporation, this Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property (including cash) to which a holder of the number of Shares deliverable upon exercise of this Warrant would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder(s) of this Warrant, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the exercise of this Warrant.

          (c)  Certificates as to Adjustment.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Exercise Price or the number of Shares subject to this Warrant pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Exercise Price at the time in effect, and (iii) the number of Shares subject to this Warrant and the amount, if any, or other property which at the time would be received upon exercise of this Warrant.

     5.   No Fractional Shares. No fractional shares of Common Stock will be
          --------------------
issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board or Directors.

     6.  Transfer of Warrant.  Subject to the limitations provided for in
         -------------------
Section 7 herein, this Warrant and all rights hereunder may be transferred in whole or in part by the Holder.

     7.   Compliance with Securities Laws.
          -------------------------------

          (a) Holder acknowledges that it understands that this Warrant and the Shares have not been registered under the Act and accordingly must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Holder represents and warrants that this Warrant is being acquired for investment, for Holder's own account, and without any present intention to sell or distribute this Warrant or the Shares.

          (b) It shall be a condition to any transfer or exercise of this Warrant that the Company shall have received, at the time of such transfer or exercise, a representation in writing that this Warrant (or portion hereof transferred) or the shares of Common Stock being issued upon such exercise, as the case may be, are being acquired for investment and not with a view to any sale or distribution thereof, or a statement of the pertinent facts covering any proposed distribution thereof.

          (c) It shall be a further condition to any transfer of this Warrant or of any or all of the shares of Common Stock issued upon exercise of this Warrant, other than a transfer registered under the Act (as defined below), that the Company shall have received a legal opinion, in form and substance satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the prospectus and the registration requirements of the Act.

          (d) Each certificate evidencing the shares of Common Stock issued upon exercise of this Warrant, or upon any transfer of such the Company and its counsel, restricting the transfer of such shares to sales or other dispositions exempt from the requirements of the Act.

          (e) It shall be a further condition to any transfer of this Warrant that the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

     8.   No Stockholder Rights.   This Warrant shall not entitle holder to any
          ---------------------
of the rights of a shareholder of the Company.

     9.  Registration Rights.  Holder shall be entitled, with respect to the
         -------------------
Shares, to registration rights substantially as set forth in that certain Shareholders' Agreement dated as of October 20, 1992, between the Company, Holder and certain other parties as the same may be amended from time to time.

     10.  Miscellaneous.
          -------------

          (a) This Warrant shall be governed by and construed in accordance with the laws of the State of California.

          (b) The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.

          (c) Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof.

          (d) All notices under this warrant shall be in writing and shall be deemed to have been duly "given" on the date of delivery, if delivered personally or by telegram or facsimile to the party to whom notice is to be given, or on the third business day after mailing if mailed by first class mail, registered or certified, postage prepaid and properly addressed to the address
(i) if to the Company, to Interlink Computer Sciences, Inc., 47370 Fremont Blvd., Fremont, California 94538, Attn: Chief Financial Officer (fax no. (510) 659-6381) and (ii) if to the Holder, at the address shown on the first page hereof. Either party may change its address for purposes of this section by giving the other party written notice of the new address in the manner set forth above.


                                       INTERLINK COMPUTER SCIENCES, INC.

                                      By: /s/ Charles W. Jepson
                                          --------------------------------
                                          Charles W. Jepson
                                          President and Chief
                                          Executive Officer